THE REGISTERED HOLDER OF THIS PURCHASE WARRANT, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS PURCHASE WARRANT EXCEPT AS HEREIN PROVIDED AND THE REGISTERED HOLDER OF THIS PURCHASE WARRANT AGREES THAT IT WILL NOT SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THIS PURCHASE WARRANT FOR A PERIOD OF ONE HUNDRED EIGHTY DAYS FOLLOWING THE QUALIFICATION BY THE SECURITIES AND EXCHANGE COMMISSION OF THE COMPANY'S REGULATION A OFFERING CIRCULAR EXCEPT AS PERMITTED UNDER FINRA RULE 5110(e).

THIS PURCHASE WARRANT IS NOT EXERCISABLE PRIOR TO ● [DATE THAT IS ONE HUNDRED AND EIGHTY (180) DAYS FROM THE COMMENCEMENT OF SALES OF THE PUBLIC OFFERING]. VOID AFTER 5:00 P.M., MOUNTAIN TIME, ● [DATE THAT IS FIVE YEARS FROM THE COMMENCEMENT OF SALES OF THE PUBLIC OFFERING]

WARRANT TO PURCHASE COMMON STOCK

SKY QUARRY, INC.

This is to certify that, FOR VALUE RECEIVED, Digital Offering, LLC, or registered assigns ("Holder") is entitled to purchase, subject to the provisions of this Warrant, from Sky Quarry Inc. (the "Company"), ________ shares of the common stock of the Company ("Common Stock") at a purchase price of $1.25 per share.  The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock may be adjusted from time to time as hereinafter set forth.  The shares of Common Stock deliverable upon such exercise, as may be adjusted from time to time, are hereinafter sometimes referred to as "Warrant Stock"; and the exercise price of a share of Common Stock in effect at any time, and as may be adjusted from time to time, is hereinafter sometimes referred to as the "Exercise Price."

(a)  Exercise of Warrant.  This Warrant may be exercised in whole or in part at any time or from time to time on or after _____________ but not later than _____ P.M., Salt Lake City time, on __________________, or, if ___________________ is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Shares of Warrant Stock specified in such form, together with all Federal and state taxes applicable upon such exercise.  If this Warrant should be exercised in part only, the Company, upon surrender of this Warrant for cancellation, shall execute and shall deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Shares of Warrant Stock purchasable hereunder.  Upon receipt by the Company of this Warrant at the office or the agency of the Company, in proper form for exercise, the Holder shall be deemed to be the Holder of record of the Shares of Warrant Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Shares of Warrant Stock shall not then be actually delivered to the Holder.

This Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the Closing Price of the Company’s Common Stock on the principal Trading Market on the date immediately prior to the time of the Holder’s delivery of the Purchase Form;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

(b)  Reservation of Shares of Warrant Stock.  The Company hereby agrees that, at all times, there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance or delivery upon exercise of this Warrant.

(c)  Fractional Shares.  No fractional Shares of Warrant Stock or scrip representing fractional Shares of Warrant Stock shall be issued upon the exercise of this Warrant.  With respect to any fraction of a Share of Warrant Stock called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share determined as follows:

1.If the Company's Common Stock is publicly traded, the average daily closing prices for 30 consecutive trading days immediately preceding the date of exercise of this Warrant.  The closing price for each day shall be the last sale price regular-way or, in case no such sale takes place on such date, the average of the closing bid and asked prices regular-way, on the principal national securities exchange in which the Company's Common Stock is listed or admitted to trading, or if it is not listed or admitted to trading on any national securities exchange, the last sale price of such Common Stock on the consolidated transaction reporting system of the National Association of Securities Dealers ("NASD"), if such last sale information is reported on such system, or if not so reported, the average of the closing bid and asked prices of such Common Stock on the National Association of Securities Dealers Automatic Quotation system ("NASDAQ"), or any comparable system, or if the Common Stock is not listed on NASDAQ, or a comparable system, the average of the closing bid and asked prices as furnished by two members of the NASD selected from time to time by the Company for that purpose.

2.If the Company's Common Stock is not publicly traded, the current value shall be an amount, not less than the book value, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company, such determination to be final and binding on the Holder.

(d)Exchange, Assignment or Loss of Warrant.  This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of Shares of Warrant Stock purchasable hereunder.  This Warrant may not be sold, hypothecated, assigned, or transferred prior to the date this Warrant is first exercisable.  Any assignment shall be made subject to the provisions of Section (k) by surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and with funds sufficient to pay any transfer tax; whereupon, the Company, without charge, shall execute and shall deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled.

This Warrant may be divided or may be combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and the denominations in which new Warrants are to be issued and signed by the Holder hereof.  The term "Warrant" as used herein includes any Warrants issued in substitution for or replacement of this Warrant or into which this Warrant may be divided or exchanged.  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and (in the case of loss, theft, or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and will deliver a new Warrant of like tenor and date.  Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

(e)Rights of the Holder.  The Holder, by virtue hereof, shall not be entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

(f)Anti-Dilution Provisions.

If the Company shall subdivide or combine its outstanding shares of Common Stock, the Exercise Price shall be proportionately decreased in the case of such subdivision (on the date that such subdivision shall become effective) or proportionately increased in the case of such combination (on the date that such combination shall become effective).

Anything in this Section to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Exercise Price unless and until the net effect of one or more adjustments, determined as above provided, shall have required a change of the Exercise Price by at least one cent, but when the cumulative net effect of more than one adjustment so determined shall be to change the actual Exercise Price by at least one cent, such change in the Exercise Price shall thereupon be given effect.

Upon any adjustment of the Exercise Price, the Holder of this Warrant shall thereafter (until another such adjustment) be entitled to purchase, at the new Exercise Price, the number of Shares of Warrant Stock, calculated to the nearest full shares, obtained by multiplying the number of shares of Stock initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the new Exercise Price.

(g)Officer's Certificate.  Whenever the Exercise Price shall be adjusted as required by the provisions of Section (f) hereof, the Company shall forthwith file with its Secretary or an Assistant Secretary at its principal office, and with its stock transfer agent, if any, an Officer's Certificate showing the adjusted Exercise Price, determined as herein provided, and setting forth in reasonable detail the facts requiring such adjustment.  Each such Officer's Certificate shall be made available at all reasonable times for inspection by the Holder; and the Company, after each such adjustment, shall forthwith deliver a copy of such certificate to the Holder.  Such certificate shall be conclusive as to the correctness of such adjustment.

(h)Notices to Warrant Holders.  So long as this Warrant shall be outstanding and unexercised (i) if the Company shall pay any dividend or shall make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders for subscription or purchase by them any shares of stock of any class or any other rights or (iii) if any capital reorganization of the Company; reclassification of the capital stock of the Company; consolidation or merger of the Company with or into another corporation; sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation; or voluntary or involuntary dissolution, liquidation, or winding up of the Company shall be effected, then, in any such case, the Company shall cause to be delivered to the Holder, at least ten (l0) days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution, or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation, or winding up is to take place and the date, if any, is to be fixed, as of which the holders of record shall be entitled to exchange their Shares for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up.

(i)Reclassification, Reorganization or Merger.  In case of any reclassification, or capital reorganization (other than a change in par value, or from par value to no par value, or from no par value to par value) or as a result of an issuance of Common Stock by way of dividend or other distribution or of a subdivision or combination, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary, in which merger the Company is the continuing corporation and which does not result in any reclassification, or capital reorganization) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of Stock and other securities and property receivable, as the case may be, had this warrant been exercised immediately prior to such reclassification, capital reorganization, consolidation, merger, sale, or conveyance.  Any such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant.  The foregoing provisions of this Section (i) shall similarly apply to successive reclassifications; capital reorganizations; and to successive consolidations, mergers, sales, or conveyances.

In the event that in any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Stock, any such issue shall be treated as an issue of Stock covered by the provisions of subsection (f) hereof with the amount of the consideration received upon the issue thereof being determined by the Board of Directors of the Company, such determination to be final and binding on the Holder.

(j)Qualification Under the Regulation A.

The Warrant Stock will be included in the Company's Form l-A under the Securities Act of l933, as amended.

(k)Transfer

(l)This Warrant or the Warrant Stock or any other security issued or issuable upon exercise of this Warrant may not be sold, transferred, or otherwise disposed of except to a person who, in the opinion of counsel for the Company, is a person to whom this Warrant or such Warrant Stock may legally be transferred pursuant to Section (d) hereof without registration and without the delivery of a current Prospectus under the Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section (k) with respect to any resale or other disposition of such securities.

(2)The Company may cause the following legend or one similar thereto to be set forth on each certificate representing Warrant Stock or any other security issued or issuable upon exercise of this Warrant not theretofore distributed to the public or sold to underwriters for distribution to the public pursuant to Section (j) hereof, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

The shares represented by this Certificate have not been registered under the Securities Act of l933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act.  The shares may not be offered for sale, sold, or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

(3)Subject to applicable laws and the restrictions set forth in this paragraph, this Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company. The Holder agrees that, during the Lock-Up Period (as defined below) contained in Rule 5110(e)(1) of the Financial Industry Regulatory Authority, Inc. (“FINRA”), it will not (a) sell, transfer, assign, pledge, hypothecate or otherwise transfer this Warrant (including any Warrant Stock issued or issuable hereunder) other than to a bona fide officer or partner of the Holder or any selected dealer in connection with the offering contemplated by the Company, in each case in accordance with FINRA Conduct Rule 5110(e)(1), or (b) cause this Warrant or any Warrant Stock issued or issuable hereunder to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Warrant or any Warrant Stock issued or issuable hereunder, except as provided for in FINRA Rule 5110(e)(2). As used herein, the term “Lock-Up Period” means the period beginning on the date that the offering circular registering this Warrant is qualified by the Securities and Exchange Commission (the “Effective Date”) and ending on the one hundred eighty day (180) anniversary of the Effective Date. In addition, notwithstanding the other terms of this Warrant or any agreement between the Company and the Holder, the Holder agrees that, as required by FINRA Rule 5110(g)(8): (i) this Warrant may not be exercised more than five (5)

years from the Effective Date; (ii) the Holder shall not have more than one demand registration right at the Company’s expense; (iii) the Holder shall not have the right to demand registration of this Warrant or the Warrant Stock more than five (5) years from the earlier of the Effective Date or the commencement of sales of the public offering contemplated by the Underwriting Agreement; (iv) the Holder shall not have the right to piggyback registration with respect to this Warrant or the Warrant Stock more than seven (7) years from the earlier of the Effective Date or the commencement of sales of the public offering contemplated by the Underwriting Agreement; (v) this Warrant may not have anti-dilution terms that allow the Holder and related persons to receive more shares or to exercise at a lower price than originally agreed upon at the time of the public offering, when the public shareholders have not been proportionally affected by a stock split, stock dividend, or other similar event; and (vi) this Warrant may not have anti-dilution terms that allow the Holder and related persons to receive or accrue cash dividends prior to the exercise or conversion of the security.

(l) Common Stock Defined.  Whenever reference is made to the issue or sale of Common Stock, the term shall mean the Common Stock of the Company, and any other class of stock ranking on a parity with such Stock.  However, subject to the provisions of Section (i) hereof, shares issuable upon exercise hereof shall include only shares of the class designated as the Common Stock of the Company as of the date hereof.

(m)Applicable Law.  This Warrant shall be governed by and construed in accordance with the laws of Delaware.

SKY QUARRY INC.

By
Chief Executive Officer

Dated:                 , 2021

PURCHASE FORM

Dated           , 2021.

The undersigned hereby irrevocable elects to exercise the within Warrant to the extent of purchasing        Shares of Warrant Stock and hereby makes payment of $                   in payment of the actual exercise price thereof.

INSTRUCTIONS FOR REGISTRATION OF STOCK

Name
(Please typewrite or print in block letters)

Address

Signature

ASSIGNMENT FORM

FOR VALUE RECEIVED,

hereby sell, assigns, and transfers unto:

Name
(Please typewrite or print in block letters)

Address

the right to purchase the Common Stock represented by this Warrant to the extent of             shares as to which such right is exercisable and does hereby irrevocably constitute and appoint                   attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Signature

Dated: , 1921.